UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 28, 2007
DURA AUTOMOTIVE SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-21139	38-3185711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309
(Address of Principal Executive Offices, including Zip Code)
(248) 299-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
On December 28, 2007, Dura Automotive Systems, Inc. (the “Company”), received the necessary consents from its lenders to amend the terms of the Revolving DIP Credit Agreement and the Term Loan DIP Credit Agreement to, among other things, (i) extend their final maturity dates from December 31, 2007 to January 31, 2008, (ii) restrict outstandings under the Revolving DIP Credit Agreement to a maximum amount of $48M, (iii) waive the minimum EBITDA covenant under the Revolving DIP Credit Agreement during January, 2008 and extend the capital expenditure covenant set forth in the Term Loan DIP Credit Agreement, (iv) incorporate a new minimum excess availability covenant in the Revolving DIP Credit Agreement and (v) increase the interest rate set forth in the Term Loan DIP Credit Agreement by 2.00%. Copies of the Amendment No. 4 and Waiver with Respect to Revolving DIP Credit Agreement and Amendment No. 5 and Waiver with Respect to Term Loan DIP Credit Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and each are incorporated herein by reference.
The Company expects that it will need to obtain additional amendments to further extend the final maturity dates of the Revolving DIP Credit Agreement and the Term Loan DIP Agreement and/or refinance the Term Loan DIP Agreement. No assurances can be given as to whether the Company will be successful in obtaining such amendments, and if successful, what the terms of such amendments will require from the Company.
Item 8.01 Other Events.
On December 13, 2007, the Company issued a press release announcing that it has postponed its financing activities with respect to a new $425 million senior secured credit facility to be used to refinance the Company’s existing DIP facilities and to fund its emergence from bankruptcy. The Company is currently evaluating its financing options and expects, based on the current credit market conditions, that it will need to revise the terms of its Plan of Reorganization. At this time, the Company expects that it will not be in a position to emerge from Chapter 11 bankruptcy before March 31, 2008.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
     10.1 AMENDMENT NO. 4 AND WAIVER, dated as of December 28, 2007, by and among DURA OPERATING CORP., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (the “DOC”), DURA AUTOMOTIVE SYSTEMS, INC., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code (“Holdings”), certain SUBSIDIARIES OF HOLDINGS AND DOC, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, as Guarantors, the lenders from time to time party to the Revolving DIP Credit Agreement, GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Book Runner, Joint Lead Arranger and Syndication Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and as Collateral Agent, and BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and BANK OF AMERICA, N.A., as Issuing Bank.
     10.2 AMENDMENT NO. 5 AND WAIVER, dated as of December 28, 2007, by and among DOC, Holdings, certain SUBSIDIARIES OF HOLDINGS AND DOC, each a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code, as Guarantors, the lenders from time to time party to the Term Loan DIP Credit Agreement, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent, as Collateral Agent and as Sole Book Runner, Joint Lead Arranger and Syndication Agent and BANK OF AMERICA, N.A., as Issuing Bank and Credit-Linked Deposit Bank.
Forward-Looking Statements
This current report on Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the Company’s financial performance for the LTM Ended October 31, 2007, along with the expected benefits from certain restructuring initiatives that have been implemented or in the process of being implemented by the Company and the estimated date of the Company’s emergence from Chapter 11. These statements are based on the current expectations of the Company’s management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of the debtor-in-possession facility; (iii) the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time; (iv) the ability of the Company to confirm and consummate its plan of reorganization with respect to the Chapter 11 cases; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts that are critical to its operations; (vi) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (vii) the ability of the Company to continue fund and execute its business plan and to do so in a timely manner; (viii) the ability of the Company to attract, motivate and/or retain key executives and associates; (ix) the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees; general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (x) increased competition in the automotive components supply market. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

DURA AUTOMOTIVE SYSTEMS, INC.
Date: January 9, 2008	/s/ C. Timothy Trenary
C. Timothy Trenary
Vice President and Chief Financial Officer